Exhibit 99.1

PRESS RELEASE www.corescientific.com

Core Scientific, Inc. Announces

$55 Million Equity Rights Offering

Holders of Existing Common Interests entitled to purchase pro rata portion of up to $55 million shares of reorganized Core Scientific

AUSTIN, Texas, November 20, 2023 – Core Scientific, Inc. (OTC: CORZQ) (“Core Scientific” or the “Company”), a leader in high-performance blockchain computing data centers and software solutions, today announced the commencement of a rights offering (the “Rights Offering”) to all holders of record of shares of the Company’s common stock (and certain other equity interests, including vested restricted stock units) (“Existing Common Interests”) as of 5:00 p.m., New York City time, on November 16, 2023 (the “Record Date”). The Rights Offering is being conducted pursuant to the Third Amended Joint Chapter 11 Plan of Reorganization of Core Scientific, Inc. and its Debtor Affiliates (the “Plan”) and the related Disclosure Statement.

The Plan is the result of mediation and extensive negotiations that resulted in a Restructuring Support Agreement (the “RSA”) with certain of the Company’s key stakeholders, including an ad hoc group of the Company’s convertible note holders and the Official Committee of Equity Security Holders. The RSA provides for a global settlement of issues between the Company and the other parties to the RSA. The Company has also reached settlements with several other key creditors and, with conditional approval of the Disclosure Statement, is moving forward with solicitation of the Plan and a potential exit from bankruptcy in early 2024.

-more-

Core Scientific, Inc. Rights Offering – Nov 2023

The Plan, which incorporates the RSA settlements and is premised on a $1.5 billion total enterprise value of reorganized Core Scientific, provides for a comprehensive restructuring of the Company’s balance sheet and will strengthen the Company by substantially reducing its debt and preserving more than 270 jobs, as well as provide a meaningful recovery to the Company’s existing shareholders. A key component of the Plan and source of needed liquidity is the Rights Offering.

On November 14, 2023, the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) approved, among other matters, procedures and related materials that will govern the terms of the Rights Offering (the “Rights Offering Procedures”).

SUMMARY OF THE TERMS OF THE $55 MILLION RIGHTS OFFERING:

•	Each holder of Existing Common Interests will receive one subscription right for each Existing Common Interest held as of 5:00 p.m., New York City time on November 16, 2023, which is the Record Date.

•

Each subscription right will entitle the holder to purchase 0.01734 shares of common stock of the reorganized Company following its emergence from the Chapter 11 cases (the “Rights Offering Shares”), at the anticipated subscription price of $8.21710 per whole Rights Offering Share. The subscription price per whole Rights Offering Share may decrease, however, depending on (i) treatment elections by Core Scientific’s miner equipment lenders (“Equipment Lender Elections”) under the Plan and (ii) the extent to which the estimated disputed claims become allowed in Class 8 (General Unsecured Claims) and Class 11 (Section 510 Clams) in the Chapter 11 cases. In both instances, the number of Rights Offering Shares would increase, but the total subscription price paid would not change. Core Scientific’s assumptions regarding Equipment Lender Elections and the estimated maximum amount of disputed claims are subject to change.

-more-

Core Scientific, Inc. Rights Offering – Nov 2023

•

No fractional Rights Offering Share will be issued in the Rights Offering. Any fractional Rights Offering Shares created by exercise of Subscription Rights will be rounded down to the nearest whole share.

•	The subscription rights and oversubscription rights (described below) are non-transferrable.

•	The Rights Offering commenced on November 20, 2023.

•	The Rights Offering expires at 5:00pm, New York City Time, on December 11, 2023.

•

Holders of Existing Common Interests that hold such interests through a bank, broker, or other financial institution (a “Subscription Nominee”) in “street name” with the Depository Trust Company (“DTC”), must direct their Subscription Nominee to tender their Existing Common Interests through DTC’s Automated Tender Offer Program by 5:00pm, on December 11, 2023.

•

Participation in the Rights Offering is optional for holders of Existing Common Interests, and the treatment of Existing Common Interests in the Chapter 11 cases, as described in the Plan and Disclosure Statement, will not be impacted by whether holders of Existing Common Interests participate in the Rights Offering or not.

The Rights Offering will include an over-subscription right to permit each holder that exercises its basic subscription rights in full to purchase additional Rights Offering Shares (if any) that remain unsubscribed at the expiration of the Rights Offering. If the aggregate subscriptions (basic subscriptions plus over-subscriptions) exceed the number of Rights Offering Shares offered in the Rights Offering, then the aggregate over-subscription amount will be pro-rated among the holders exercising their respective oversubscription rights based on the number of Rights Offering Shares each holder has subscribed pursuant to its exercise of oversubscription rights.

-more-

Core Scientific, Inc. Rights Offering – Nov 2023

In connection with the Rights Offering, as of November 17, 2023, the Company entered into a backstop commitment letter with several parties, including certain Core Scientific equity holders. Under the backstop commitment letter, parties have agreed, in the aggregate, to purchase up to $37.1 million of Rights Offering Shares (the “Backstop Commitment”) if the Rights Offering does not raise funds equal to, or in excess of the Backstop Commitment. The backstop commitment letter is subject to customary terms and conditions, including a backstop commitment premium payable in shares of common stock of the Company following its emergence from Chapter 11.

The terms of the Rights Offering and the information presented herein anticipates that in connection with the reorganization described in the Plan and Disclosure Statement, holders of Existing Common Interests will receive a number of new shares of Core Scientific in exchange for their Existing Common Interests that is expected to be 1/25th of the number of shares held on November 20, 2023 (such ratio is subject to change). Core Scientific’s current share price (OTC: CORZQ) does not reflect the reorganization of the Company as described in the Plan and Disclosure Statement, including the Rights Offering described therein, and is not expected to be indicative of reorganized Core Scientific’s post-emergence share price.

-more-

Core Scientific, Inc. Rights Offering – Nov 2023

The information herein is not complete and is subject to change. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the subscription rights, Rights Offering Shares or any other securities, nor will there be any sale of the subscription rights, oversubscription rights, Rights Offering Shares or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful. This press release is not an offering. For any questions or further information about the rights offering, or to obtain a copy of the Rights Offering Procedures, Plan or Disclosure Statement, each as amended and supplemented, please contact Stretto, Inc. which will be acting as the subscription agent for the Rights Offering, at (888) 317-1417 (Domestic) or (929) 399-0959 (International) or via email at CSRightsOffer@stretto.com.

Additional information about the Rights Offering is available in the Rights Offering Procedures, the Plan and the related Disclosure Statement, each as amended and supplemented, which have been filed with the Bankruptcy Court and made available at the Company’s restructuring website at https://cases.stretto.com/corescientific/.

ABOUT CORE SCIENTIFIC

Core Scientific (OTC: CORZQ) is one of the largest blockchain computing data center providers and miners of digital assets in North America. Core Scientific has operated blockchain computing data centers in North America since 2017, using its facilities and intellectual property portfolio for colocated digital asset mining and self-mining. Core Scientific operates data centers in Georgia, Kentucky, North Carolina, North Dakota and Texas. Core Scientific’s proprietary Minder® fleet management software combines the Company’s colocation expertise with data analytics to deliver maximum uptime, alerting, monitoring and management of all miners in the Company’s network. To learn more, visit http://www.corescientific.com.

-more-

Core Scientific, Inc. Rights Offering – Nov 2023

FORWARD LOOKING STATEMENTS AND EXPLANATORY NOTES

This press release includes “forward-looking statements’’ within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, those related to the Company’s capital structure upon emergence from the Chapter 11 cases. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the Company’s ability to obtain bankruptcy court approval with respect to motions in its Chapter 11 cases, successfully enter into and implement a restructuring plan, emerge from Chapter 11 and achieve significant cash flows from operations; the effects of the Chapter 11 cases on the Company and on the interests of various constituents, bankruptcy court rulings in the Chapter 11 cases and the outcome of the Chapter 11 cases in general, the length of time the Company will operate under the Chapter 11 cases, risks associated with any third-party motions in the Chapter 11 cases, the potential adverse effects of the Chapter 11 cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; satisfaction of any conditions to which the Company’s debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the consequences of the acceleration of the Company’s debt obligations; the trading price and volatility of the Company’s common stock as well as

-more-

Core Scientific, Inc. Rights Offering – Nov 2023

other risk factors set forth in the Company’s reports filed with the U.S. Securities & Exchange Commission. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Please follow us on:

https://www.linkedin.com/company/corescientific/

https://twitter.com/core_scientific

CONTACTS

Investors:

ir@corescientific.com

Media:

press@corescientific.com

-end-